Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of August 20, 2024, by and between Sachem Capital Corp., a New York corporation (the “Company”), and Blackwells Capital LLC, Blackwells Onshore I LLC and Jason Aintabi (together with their respective Affiliates, “Blackwells”). The Company and Blackwells are each herein referred to as a “party” and collectively, the “parties.” Capitalized terms used herein shall have the meanings set forth in Section 14 of this Agreement.

WHEREAS, on July 9, 2024, Blackwells Onshore I LLC submitted to the Company notice of Blackwells’ intent to nominate four candidates (the “Nomination Notice”) for election to the Board of Directors of the Company (the “Board”) at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”); and

WHEREAS, the Company and Blackwells have determined to come to an agreement with respect to the withdrawal of the Nomination Notice and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Board Composition and Related Matters.

(a)            Blackwells hereby (i) irrevocably withdraws, with this Agreement constituting sufficient and conclusive evidence of such withdrawal, the Nomination Notice as well as Blackwells’ director nominations and any related materials or notices submitted to the Company in connection therewith or related thereto with respect to the 2024 Annual Meeting (collectively, the “Blackwells Shareholder Matters”), and (ii) agrees to abstain from taking further action to pursue the Blackwells Shareholder Matters or any other action related to the 2024 Annual Meeting (other than in accordance with this Agreement.)

(b)            Simultaneously with the execution of this Agreement, the Company shall take all necessary actions to appoint Jeffery Charles Walraven to the Board as a director, with a term expiring at the 2024 Annual Meeting or until his earlier death, disability, resignation, disqualification, or removal. The Company shall take all necessary actions to (i) nominate Mr. Walraven for election to the Board at the 2024 Annual Meeting, (ii) include Mr. Walraven in the Company’s proxy statement and proxy card for the 2024 Annual Meeting, (iii) solicit proxies for the election of Mr. Walraven in respect of the 2024 Annual Meeting in a manner no less rigorous and favorable than the manner in which it solicits proxies for the election of the Company’s other director nominees, and (iv) support and recommend for the election of Mr. Walraven in respect of the 2024 Annual Meeting in the same manner as it supports and recommends for the election of the Company’s other director nominees.

2.            Voting Commitment. Until the Termination Date, Blackwells shall, and shall cause its Representatives to appear in person or by proxy at each Shareholder Meeting (including the 2024 Annual Meeting) and to vote, or deliver consents or consent revocations with respect to, all of the Company’s common shares, par value $0.001 per share (the “Common Shares”), beneficially owned by Blackwells and over which Blackwells has voting power, in accordance with the Board’s recommendations with respect to all proposals submitted to shareholders at each such Shareholder Meeting, in each case as the Board’s recommendation is set forth in the applicable definitive proxy statement, consent solicitation statement or revocation solicitation statement filed by the Company in respect of such Shareholder Meeting. Notwithstanding the foregoing, (i) in the event that Institutional Shareholder Services, Inc. (“ISS”) issues voting recommendations that differ from the voting recommendation of the Board with respect to any proposal submitted to the shareholders at any Shareholder Meeting (other than proposals to elect or remove directors), Blackwells shall be permitted to vote, or deliver consents or consent revocations with respect to, all or a portion of the Common Shares it beneficially owns and over which Blackwells has voting power, respectively, at such Shareholder Meeting in accordance with ISS recommendations; and (ii) Blackwells shall be permitted to vote in its sole discretion on any proposal of the Company in respect of any Extraordinary Transaction that is subject to a vote of the Company’s shareholders. Blackwells shall use commercially reasonable efforts (including by calling back any loaned out shares) to ensure that Blackwells has voting power for each share beneficially owned by it on the record date for and through each Shareholder Meeting. For the avoidance of doubt, if ISS is silent regarding any Company proposal, Blackwells shall vote only in accordance with the Board’s recommendation.

3.            Standstill. Prior to the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Board, Blackwells shall not, and shall cause each of its Affiliates and Associates not to, in each case, directly or indirectly, in whole or in part, in any manner:

(a)            acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis or pursuant to an Extraordinary Transaction approved by the Board), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index fund) or any voting rights decoupled from the underlying voting securities which would result in Blackwells’ beneficially owning or constructively owning (as defined in Sections 856(h) and 544(a) of the Internal Revenue Code of 1986, as amended), in the aggregate, more than four and ninety-nine hundredths percent (4.99%) of the then-outstanding Common Shares;

(b)            sell, assign, or otherwise transfer or dispose of Common Shares, or any rights decoupled from such shares, beneficially owned by them, other than in open market sale transactions where the identity of the purchaser is not known or in underwritten widely-dispersed public offerings, to any Third Party that, to Blackwells’ knowledge (after reasonable due inquiry in connection with a private, non-open market transaction), would result in such Third Party’s, together with its Affiliates and Associates, beneficially owning or constructively owning (as defined in Sections 856(h) and 544(a) of the Internal Revenue Code of 1986, as amended), in the aggregate, more than four and ninety-nine hundredths percent (4.99%);

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(c)            (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Shareholder Meeting at which the Company’s directors are to be elected; (ii) initiate, encourage or participate in any solicitation of proxies, consents or consent revocations in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any shareholder proposal for consideration at, or bring any other business before, any Shareholder Meeting; (iv) initiate, encourage or participate in any solicitation of proxies, consents or consent revocations in respect of any shareholder proposal for consideration at, or other business brought before, any Shareholder Meeting; (v) call or seek to call, or request to call, alone or in concert with others, any Shareholder Meeting, whether or not such a meeting is permitted by the Company’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) or the Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws”), including any “town hall meeting,” or initiate, encourage or participate in any shareholder action by written consent; or (vi) initiate, encourage or participate in any “withhold” or similar campaign with respect to any proposal for consideration at, or other business brought before, any Shareholder Meeting;

(d)            form, join or in any way participate in or with any group or agreement of any kind with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any shareholder proposal or other business brought before any Shareholder Meeting;

(e)            deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof;

(f)            seek, alone or in concert with others, to amend any provision of the Certificate of Incorporation, the Bylaws, Board committee charters, corporate governance principles, and any similar governance-related policies or documents of the Company;

(g)            demand an inspection of the Company’s books and records;

(h)            make any proposal with respect to, or make any statement or otherwise seek to encourage, advise or assist any person in so encouraging or advising: (i) any change in the composition, number or term of directors serving on the Board or the filling of any vacancies on the Board, (ii) any change in the capitalization or dividend policy or share repurchase programs or practices of the Company, (iii) any other change in the Company’s management, governance, corporate structure, business, operations, strategy, affairs or policies, (iv) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (v) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(i)            publicly disclose any vote, delivery of consents or consent revocations, or failure to deliver consents or consent revocations, as applicable, by Blackwells against the voting recommendations of the Board in connection with a Shareholder Meeting;

(j)            initiate, make, offer, propose to effect or in any way participate, directly or indirectly, in any Extraordinary Transaction or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;

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(k)            effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek to effect, offer or propose to effect, cause or participate in, any Extraordinary Transaction;

(l)            enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action that is prohibited under this Section 3, or otherwise take or cause any action inconsistent with any of the foregoing;

(m)            make or in any way advance any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or

(n)            take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement;

provided, however, that (i) the restrictions in this Section 3 shall not prohibit or restrict Blackwells or its Representatives from making (A) any factual statement to the extent required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by Blackwells or its Representatives) or (B) any private or confidential communication to or with the Board or any officer or director of the Company or legal counsel that is not intended to, and would not reasonably be expected to, trigger or require any public disclosure of such communications for any of the parties and (ii) the restrictions in this Section 3 shall not restrict Blackwells or its Representatives from tendering shares, receiving payment for shares or otherwise participating in any transaction approved by the Board on the same basis as the other shareholders of the Company, subject to the other terms of this Agreement. Blackwells shall comply with the requirements of Section 13(d) of the Exchange Act.

4.            Mutual Non-Disparagement. Prior to the Termination Date, each party hereby covenants and agrees that it and its respective Representatives shall not, without the prior written consent of the other party, make any public statement, including by filing or furnishing any document to the SEC, or speaking to any analyst, investor, or member of the press or other person, in a manner that criticizes, undermines, disparages or otherwise reflects detrimentally on the other party, the other party’s Affiliates or subsidiaries, the other party’s or its Affiliates’ or subsidiaries’ current or former directors in their capacity as such, the other party’s or its Affiliates’ or subsidiaries’ officers or employees (including with respect to such persons’ service at the other party, and including any current officer of a party or a party’s Affiliates or subsidiaries who no longer serves in such capacity following the execution of this Agreement), or any of their businesses, products or services. A statement in breach of this Section 4 shall only be deemed to be made by the Company if made by a member of the Board or senior management team, in each case authorized to make such statement. The restrictions in this Section 4 shall not (x) apply (i) to any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent required, or (ii) to any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations, in each case of clause (i) or (ii), solely to the extent that such restrictions would require a violation of the applicable requirement; or (y) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

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5.            No Litigation. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, threaten, initiate or pursue, or assist any other person to encourage, threaten, initiate or pursue, any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives based on information known or that should have been known by such party as of the date of this Agreement, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims with respect to any proceeding initiated by, or on behalf of, one (1) party or its Affiliates against the other party or any Affiliate of such other party; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives is subject to such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be prohibited by law, other than by a contractual relationship). Each party represents and warrants that neither it nor any assignee has filed any lawsuit against the other party.

6.	Public Statements; SEC Filings.

No later than four (4) Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K, setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Company shall provide Blackwells with a reasonable opportunity to review and comment on such Form 8-K prior to the filing with the SEC and consider in good faith any comments of Blackwells.

7.            Affiliates and Associates. Each party shall instruct its Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate or Associate. A breach of this Agreement by an Affiliate or Associate of a party, if such Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or Associate was a party to the same extent as a party to this Agreement.

8.	Representations and Warranties.

(a)            Blackwells represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. Blackwells represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of it as currently in effect, the execution, delivery and performance of this Agreement by it does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound.

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(b)            Blackwells represents and warrants that it has voting authority over its Common Shares, and owns no Synthetic Equity Interests or any Short Interests in the Company.

(c)            The Company hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, and the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9.	Termination.

(a)            Unless otherwise mutually agreed to in writing by each party, this Agreement shall remain in effect until terminated in accordance with its terms. Either party can terminate this Agreement with five (5) Business Days’ notice following the date that is thirty (30) days prior to the earlier of (x) the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2032 annual meeting of shareholders, if any, and (y) the deadline for shareholder nominations of director candidates under Rule 14a-19(a) and Rule 14a-19(b) under the Exchange Act, in each case for clauses (x) and (y), with respect to the 2032 annual meeting of shareholders (the effective date of termination, the “Termination Date”). Notwithstanding anything to the contrary in this Agreement:

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(i)            the obligations of Blackwells to the Company pursuant to Sections 1 (Board Composition and Related Matters), 2 (Voting Commitment), 3 (Standstill), 4 (Mutual Non-Disparagement), 5 (No Litigation) and 6 (Public Statements; SEC Filings) shall terminate in the event that the Company materially breaches its obligations pursuant to Sections 1 (Board Composition and Related Matters), 4 (Mutual Non-Disparagement) or 5 (No Litigation), or the representations and warranties in Section 8(c) (Representations and Warranties) and such breach (if capable of being cured) has not been cured within fifteen (15) calendar days following written notice of such breach from Blackwells, or, if impossible to cure within fifteen (15) calendar days, the Company has not taken substantive action to correct within fifteen (15) calendar days following written notice of such breach from Blackwells; provided, however, that the obligations of Blackwells pursuant to Section 5 (No Litigation) shall terminate immediately in the event that the Company materially breaches its obligations under Section 5 (No Litigation);

(ii)            the obligations of the Company to Blackwells pursuant to Sections 1 (Board Composition and Related Matters), 4 (Mutual Non-Disparagement) or 5 (No Litigation) shall terminate in the event that Blackwells materially breaches its obligations in Sections 1 (Board Composition and Related Matters), 2 (Voting Commitment), 3 (Standstill), 4 (Mutual Non-Disparagement), 5 (No Litigation) or 6 (Public Statements; SEC Filings), or the representations and warranties in Section 8(a)–(b) (Representations and Warranties) and such breach (if capable of being cured) has not been cured within fifteen (15) calendar days following written notice of such breach from the Company, or, if impossible to cure within fifteen (15) calendar days, Blackwells has not taken substantive action to correct within fifteen (15) calendar days following written notice of such breach from the Company; provided, however, that the obligations of the Company to Blackwells pursuant to Section 5 (No Litigation) shall terminate immediately in the event that Blackwells materially breaches its obligations under Section 5 (No Litigation).

(b)            If this Agreement is terminated in accordance with this Section 9, this Agreement shall forthwith become null and void, but no termination shall relieve any party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, Sections 11 (Notices), 12 (Governing Law; Jurisdiction; Jury Waiver), 13 (Specific Performance) and 15 (Miscellaneous) shall survive the termination of this Agreement.

10.            Expenses. The Company shall reimburse Blackwells for documented out-of-pocket costs, fees and expenses (including attorneys’ fees and other legal expenses) incurred by Blackwells in connection with its engagement with the Company and the negotiation and execution of this Agreement; provided, however, that such reimbursement shall not exceed $150,000 in the aggregate.

11.            Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

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If to the Company: Sachem Capital Corp. 568 East Main Street Branford, Connecticut 06405 Attn: John L. Villano, Chairman of the Board, President and Chief Executive Officer Email: [***]

with mandatory copies (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn: Kai H.E. Liekefett

Leonard Wood

Email: kliekefett@sidley.com

lwood@sidley.com

If to Blackwells or Jason Aintabi: Blackwells Onshore I LLC 400 Park Avenue, 4th Floor New York, New York 10022 Attention: Jason Aintabi Email: [***]

with mandatory copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1114 Sixth Avenue, 32nd Floor

New York, New York 10036

Attn: Lawrence Elbaum

Patrick Gadson

Email: lelbaum@velaw.com

pgadson@velaw.com

12.            Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise) or the validity thereof, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the state courts of the State of New York or, if such courts do not have subject matter jurisdiction, the Federal courts of the United States sitting in the State of New York, Borough of Manhattan, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by service of a copy thereof upon either its registered agent in the State of New York or the Secretary of State of the State of New York, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 11. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

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13.            Specific Performance. Each party to this Agreement acknowledges and agrees that a non-breaching party would be irreparably injured by an actual breach of this Agreement by another party or its Representatives and that monetary remedies would be inadequate to protect the parties against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if a party or any of its Representatives breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party.

14.            Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that after the date hereof become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or Blackwells, as applicable; provided, further, that, for purposes of this Agreement, Blackwells shall not be an Affiliate or Associate of the Company and the Company shall not be an Affiliate or Associate of Blackwells; (b) the terms “beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act; (c) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (e) the term “Extraordinary Transaction” means any tender offer, exchange offer, share exchange, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other corporate transaction with a third party that, in each case, results in a change in control of the Company or the sale of all or substantially all of its assets; (f) the term “Representatives” means (i) a person’s Affiliates and Associates, and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, agents and other representatives (excluding legal, financial and other advisors engaged for advice in connection with the election contest at the 2024 Annual Meeting) acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (g) the term “SEC” means the U.S. Securities and Exchange Commission; (h) the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities; (i) the term “Shareholder Meeting” means each annual or special meeting of shareholders of the Company, or any action by written consent of the Company’s shareholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof; (j) the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and (k) the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to any party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

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15.	Miscellaneous.

(a)            This Agreement contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)            This Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c)            This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(d)            Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e)            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

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(f)            Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g)            This Agreement may be executed in one (1) or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)            Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel.

(i)            The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

SACHEM CAPITAL CORP.

By:	/s/ John L. Villano
John L. Villano
Chairman of the Board, President and Chief Executive Officer

Signature Page to Cooperation Agreement

BLACKWELLS:

Blackwells Capital LLC

By:	/s/ Jason Aintabi
Jason Aintabi
President & Secretary

Blackwells Onshore I LLC

By:	/s/ Jason Aintabi
Jason Aintabi
President & Secretary

/s/ Jason Aintabi
Jason Aintabi

Signature Page to Cooperation Agreement